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                                                                EXHIBIT (8)(AAA)

                   AMENDMENT NO. 1 TO PARTICIPATION AGREEMENT
     BETWEEN SELIGMAN VALUE FUND SERIES, INC., SELIGMAN ADVISORS, INC., AND
                      ML LIFE INSURANCE COMPANY OF NEW YORK

      THIS AMENDMENT, effective as of the 1st day of May, 2007, by and among Seligman Value Fund Series, Inc., (the "Fund"), a Maryland corporation and Seligman Advisors, Inc., (the "Underwriter"), a Delaware corporation and ML Life Insurance Company of New York, a New York life insurance company (the "Company");

                                   WITNESSETH:

      WHEREAS, the Fund, the Underwriter and the Company heretofore entered into a Participation Agreement dated October 11, 2002, (the "Agreement"), with regard to separate accounts established for variable life insurance and/or variable annuity contracts offered by the Company; and

      WHEREAS, the Fund, the Underwriter, and the Company desire to amend (1) the parties to this Participation Agreement to include Seligman Capital Fund, Inc., together with Seligman Value Fund Series, Inc., (each a "Fund", and collectively, the "Funds") and (2) Schedules A and B to the Agreement in accordance with the terms of the Agreement.

      NOW, THEREFORE, in consideration of the above premises, the Funds, the Underwriter and the Company hereby agree:

      1.    Amendment.

            (a) The parties to the Participation Agreement is hereby amended to add Seligman Capital Fund, Inc. a Maryland corporation

            (b) Schedules A and B to the Agreement are amended in their entirety and are replaced by the Schedules A and B attached hereto;

            (c)   Section 9 of the Agreement is hereby amended as follows:

            If to the Company:    Barry G. Skolnick, Esquire
                                  Senior Vice President & General Counsel
                                  1700 Merrill Lynch Drive, 3rd Floor
                                  Pennington, New Jersey 08534

      2. Effectiveness. The amended Agreement shall be effective as of the date first above written.

      3. Several and not Joint. All representations, warranties and agreements made by any Fund or by the Underwriter are several and not joint. Without limiting the generality of the prior sentence, each of the Funds and the Underwriter shall be deemed to be making representations, warranties and agreements solely with respect to itself as if this agreement were a separate agreement between each such Fund, the Underwriter and the Company. No party shall be liable for the acts or omissions or any breach of this agreement by any other party.



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      4.    Continuation. Except as set forth above, the Agreement shall remain in full force and effective in accordance with its terms.


      5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original.



      IN WITNESS WHEREOF, the Funds, the Underwriter and the Company have caused the Amendment to be executed by their duly authorized officers effective as of the day and year first above written.


SELIGMAN VALUE FUNDS SERIES, INC.         ML LIFE INSURANCE
                                          COMPANY OF NEW YORK


By: _________________________________     By: __________________________________
Name: _______________________________     Name: Kirsty Lieberman
Title: ______________________________     Title: Vice President & Senior Counsel
Date: _______________________________     Date: ________________________________



SELIGMAN CAPITAL FUND, INC.

By: _________________________________
Name: _______________________________
Title: ______________________________
Date: _______________________________



SELIGMAN ADVISORS, INC.

By: _________________________________
Name: _______________________________
Title: ______________________________
Date: _______________________________


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                                   SCHEDULE A

Dated:  May 1, 2007


SEPARATE ACCOUNTS OF THE COMPANY

ML of New York Variable Annuity Separate Account D


CONTRACTS

Contract #MLNY-VA-006
Contract #MLNY-VA-010




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                                   SCHEDULE B

                        DESIGNATED PORTFOLIOS AND CLASSES


Dated:  May 1, 2007

Seligman Value Fund Series, Inc.

      -     Seligman Smaller-Cap Value Fund                              Class A


Seligman Capital Fund, Inc.

      -     Seligman Capital Fund                                        Class A